UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2022
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 20, 2022, Celanese Corporation (the "Company") held its 2022 Annual Meeting virtually at www.virtualshareholdermeeting.com/CE2022. The Company’s shareholders were asked to consider and vote upon three proposals: (1) election of eleven directors to the Board to serve for a term that expires at the annual meeting of shareholders in 2023 or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022; and (3) an advisory vote to approve executive compensation.
As of the 2022 Annual Meeting record date of February 22, 2022, there were 108,029,267 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the 2022 Annual Meeting, if represented in person or by proxy at the Annual Meeting. A total of 97,889,283 shares were voted in person or by proxy (90.61% quorum). For each proposal, the shareholder voting results were as follows:
1. Election of Directors. Each of the director nominees was elected to serve for a term which expires at the annual meeting of shareholders in 2023 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Jean S. Blackwell	92,876,882	908,790	19,494	4,084,117
William M. Brown	90,731,670	3,011,100	62,396	4,084,117
Edward G. Galante	80,570,488	13,214,419	20,259	4,084,117
Rahul Ghai	93,536,524	230,141	38,501	4,084,117
Kathryn M. Hill	93,209,347	577,230	18,589	4,084,117
David F. Hoffmeister	90,040,394	3,744,637	20,135	4,084,117
Jay V. Ihlenfeld	92,949,841	836,272	19,053	4,084,117
Deborah J. Kissire	83,232,243	10,510,691	62,232	4,084,117
Michael Koenig	93,287,621	437,910	79,635	4,084,117
Kim K.W. Rucker	91,878,195	1,780,600	146,371	4,084,117
Lori J. Ryerkerk	88,831,099	4,496,890	477,177	4,084,117
2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022 was ratified by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
96,660,994	1,192,427	35,862
3. Advisory Vote to Approve Executive Compensation. The shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
88,915,708	4,757,582	131,876	4,084,117

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	April 22, 2022
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